Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 22, 2016, relating to the consolidated financial statements of The ExOne Company and Subsidiaries appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania August 18, 2016